                                                                     EXHIBIT 4.2


                            AMERADA HESS CORPORATION
                                    AS ISSUER

                                       AND


                            THE CHASE MANHATTAN BANK,
                                   AS TRUSTEE


                ------------------------------------------------



                          FIRST SUPPLEMENTAL INDENTURE


                           DATED AS OF OCTOBER 1, 1999


                ------------------------------------------------





                                 DEBT SECURITIES


--------------------------------------------------------------------------------

            FIRST SUPPLEMENTAL INDENTURE, dated as October 1, 1998 (hereafter called the "FIRST SUPPLEMENTAL INDENTURE"), between Amerada Hess Corporation, a corporation duly organized and existing under the laws of Delaware (hereinafter called the "COMPANY") and The Chase Manhattan Bank, N.A., as Trustee under the Original Indenture referred to below (hereinafter called the "TRUSTEE").

                                   WITNESSETH:

            WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of October 1, 1999 (hereinafter called the "ORIGINAL INDENTURE"), to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the "SECURITIES"), up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of the Original Indenture and to provide, among other things, for the authentication, delivery and administration thereof, the Company has duly authorized the execution and delivery of the Original Indenture;

            WHEREAS, Section 9.01 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form and terms of the Securities of any series as permitted in Sections 2.01 and 3.01 of the Original indenture and of appointing an Authenticating Agent with respect to the Securities of any series;

            WHEREAS, the Company desires to create a series of the Securities in an aggregate principal amount of $300,000,000 to be designated the "7 3/8% Notes Due 2009" (the "2009 NOTES") and a series of the Securities in an aggregate principal amount $700,000,000 to be designated "7 7/8% Notes Due 2029 (the "2029 NOTES") (the 2009 Notes and the 2029 Notes collectively, the "NOTES"), and all action on the part of the Company necessary to authorize the issuance of the Notes under the Original Indenture and this First Supplemental Indenture has been duly taken; and

            WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee as in the Indenture provided, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed;




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



            NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

            That in consideration of the premises and of the acceptance and purchase of the Notes by the holders thereof and of the acceptance of this trust by the Trustee, the Company covenants and agrees with the Trustee, for the equal benefit of holders of the Notes, as follows:



                                    ARTICLE 1

                                   DEFINITIONS

            The use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture and the form of Note attached hereto as Exhibit A.

            Section 1.01 of the Original Indenture is amended and supplemented as follows, in each case solely for purposes of the Notes:

            "ADJUSTED TREASURY RATE" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

            "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

            "COMPARABLE TREASURY PRICE" means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

            "QUOTATION AGENT" means the Reference Treasury Dealer appointed by Amerada Hess Corporation.

            "REFERENCE TREASURY DEALERS" means each of J.P. Morgan Securities Inc. and its respective successors and any other primary treasury dealer we select. If




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



any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City, we must substitute another primary treasury dealer.

            "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.



                                    ARTICLE 2

        TERMS AND ISSUANCE OF 7 3/8 NOTES DUE 2009 AND 7 7/8 NOTES DUE 2029

            SECTION 2.1. Issue of Notes. A series of Securities which shall be designated the "7 3/8% Notes Due 2009" and a series of securities which shall be designated the "7 7/8% Notes Due 2029" shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture and this First Supplemental Indenture (including the form of Note set forth in Exhibit A hereto). The aggregate principal amount of the 2009 Notes which may be authenticated and delivered under the First Supplemental Indenture shall not, except as permitted by the provisions of the Original Indenture, exceed $300,000,000. The aggregate principal amount of the 2029 Notes which may be authenticated and delivered under the First Supplemental Indenture shall not, except as permitted by the provisions of the Original Indenture, exceed $700,000,000.

            SECTION 2.2. Terms of Notes. The terms of the Notes shall be as set forth in the Schedule I attached hereto.

            SECTION 2.3. Negative Pledge. The covenant provided by Section 4.03 of the Original Indenture shall be applicable to the Notes.

            SECTION 2.4. Certain Sale and Lease-Back Transactions. The covenant provided by Section 4.4 of the Original Indenture shall be applicable to the Notes.

            SECTION 2.5. Place of Payment. The Place of Payment in respect of the Notes will be in The City of New York, initially the corporate trust office of The Chase Manhattan Bank, which, at the date hereof, is located at 450 West 33rd Street, New York, New York 10001.






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



                                    ARTICLE 3

                              AUTHENTICATING AGENT

            SECTION 3.1. Authenticating Agent. The Chase Manhattan Bank, a national banking association duly organized and existing under the laws of the United States, is hereby appointed Authenticating Agent with respect to the Notes.



                                    ARTICLE 4

                                  MISCELLANEOUS

            SECTION 4.1. Confirmation of the Original Indenture. This First Supplemental Indenture shall form a part of the Original Indenture for all purposes and every holder of Securities heretofore or hereafter authenticated and delivered under the Original Indenture shall be bound hereby; provided that the supplemental definitions provided in Article 1 of this First Supplemental Indenture shall apply only to the Notes. The Original Indenture as supplemented by this First Supplemental Indenture is hereby in all respects ratified and confirmed.

            SECTION 4.2. Execution as Supplemental Indenture. This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this First Supplemental Indenture forms a part thereof.

            SECTION 4.3. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this First Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

            SECTION 4.4. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

            SECTION 4.5. Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

            SECTION 4.6. Separability Clause. In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.




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



            SECTION 4.7. Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture or in the Notes, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

            SECTION 4.8. Execution and Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.






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
                                                                     EXHIBIT 4.2




            IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

                                AMERADA HESS CORPORATION
                                     as the Company


                                By: /s/ John B. Hess
                                    ------------------------------------
                                    Name:  John B. Hess
                                    Title: Chairman of the Board and
                                           Chief Executive Officer


                                THE CHASE MANHATTAN BANK
                                     as Trustee


                                By: /s/ L. O'Brien
                                    ------------------------------------
                                    Name:  L. O'Brien
                                    Title: Vice President




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



                                                                      SCHEDULE I



Title of Securities:          7 7/8% Notes due October 1, 2029

Aggregate principal
amount:                       $700,000,000

Price to Public:              98.754% of the principal amount of the Securities,
                              plus accrued interest, if any, from October 1, 1999 to the Closing Date.


Indenture:                    Indenture dated as of October 1, 1999 between the
                              Company and The Chase Manhattan Bank as Trustee.

Maturity:                     October 1, 2029

Interest Rate:                7 7/8%

Interest Payment Dates:       April 1 and October 1

Optional Redemption           The Securities may be redeemed at any time prior
Provisions:                   to maturity at the option of the Company, in whole
                              or in part, upon not less than 30 or more than 60 days prior written notice, at a redemption price equal to the greater of (i) 100% of their principal amount or (ii), as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon, discounted to the redemption date, on a semi-annual basis, at the Adjusted
                              Treasury Rate (as all such terms are defined in the First Supplemental Indenture) plus 25 basis points, together with all accrued but unpaid interest, if any, to the date of redemption;
                              provided, however, that interest installments due on an interest payment date that is on or prior to the date of redemption will be payable to holders who are holders of record of such Securities as of the close of business on the relevant record date for such installment.

Title of Securities:          7 3/8% Notes due October 1, 2009

Aggregate principal           $300,000,000
amount:

Price to Public:              99.547% of the principal amount of the Securities,
                              plus accrued interest, if any, from October 1, 1999 to the Closing Date.

Indenture:                    Indenture dated as of October 1, 1999 between the
                              Company and The Chase Manhattan Bank as Trustee.

Maturity:                     October 1, 2009

Interest Rate:                7 3/8%

Interest Payment Dates:       April 1 and October 1

Optional Redemption           The Securities may be redeemed at any time prior
Provisions:                   to maturity at the option of the Company, in whole
                              or in part, upon not less than 30 or more than 60 days prior written notice, at a redemption price equal to the greater of (i) 100% of their principal amount or (ii), as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon, discounted to the redemption date, on a semi-annual basis, at the Adjusted
                              Treasury Rate (as all such terms are defined in the First Supplemental Indenture) plus 25 basis points, together with all accrued but unpaid interest, if any, to the date of redemption;
                              provided, however, that interest installments due on an interest payment date that is on or prior to the date of redemption will be payable to holders who are holders of record of such Securities as of the close of business on the relevant record date for such installment.








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



                                                                       EXHIBIT A


                             [FORM OF FACE OF NOTE]


            Unless and until this Security is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by The Depository Trust Company, a New York corporation ("DTC" or the "Depositary"), to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor Depositary or a nominee of any successor Depositary. Unless this certificate is presented by an authorized representative of DTC to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.



No.__________________                                           $_______________


                            AMERADA HESS CORPORATION

                              _____% Note Due


            Amerada Hess Corporation, Delaware (the "ISSUER"), for value received, hereby promises to pay to _____________ or registered assigns, at the office or agency of the Issuer in New York, New York, the principal sum of ________________ Dollars on ______________, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on __________________ and _______________ of each year, commencing
___________________, _______________, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from the ______________ or the _________________, as the case may be, next preceding the date of this Note to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on these Notes, in which case from ________________, _________________, until payment of said principal sum has been made or duly provided for; provided, that payment of interest may be made at




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the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Security register. Notwithstanding the foregoing, if the date hereof is after the ___________ day of ____________ or ______________, as the case may be, and before the following ____________ or ______________, this Note shall bear interest from such _________________ or
______________; provided, that if the Issuer shall default in the payment of interest due on such _______________ or ______________, then this Note shall bear interest from the next preceding _________________ or __________________, to which interest has been paid or, if no interest has been paid on these Notes, from _________________. The interest so payable on any ________________ or
_________________, will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the ________________ or _________________, as the case may be, next preceding such ___________________
or ________________.

            Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

            This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

            IN WITNESS WHEREOF, Amerada Hess Corporation has caused this instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:

                                 AMERADA HESS CORPORATION



                                 By:
                                    ------------------------------
                                    Name:
                                    Title:



                                 By:
                                    ------------------------------
                                    Name:
                                    Title





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



                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

            This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                               THE CHASE MANHATTAN BANK, as
                               Trustee



                               By:
                                  ------------------------------
                                  Authorized Officer







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



                            [FORM OF REVERSE OF NOTE]

                            AMERADA HESS CORPORATION

                                   % Note Due

            This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "SECURITIES") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of October 1, 1999 (as supplemented by the First Supplemental Indenture dated as of October 1, 1999, the "INDENTURE") duly executed and delivered by the Issuer to The Chase Manhattan Bank, Trustee (herein called the "TRUSTEE") (as supplemented by the First Supplemental Indenture dated as of October 1, 1999), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the ____% Notes Due _______ of the Issuer, limited in aggregate principal amount to $ _________.

            In case an Event of Default with respect to the ___% Notes Due ____________, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

            The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders to amend the Indenture and the Securities of any series with the written consent of the Holders of a majority in principal amount of the outstanding Securities of all series affected by such supplemental indenture (all such series voting as one class), and the Holders of a majority in principal amount of the outstanding Securities of all series affected thereby (all such series voting as one class) by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Securities of such series; provided, however, that no such supplemental indenture




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



shall (i) extend the stated maturity of the Principal of, or any sinking fund obligation or any installment of interest on, such Holder's Security, or reduce the Principal amount thereof or the rate of interest thereon (including any amount in respect of original issue discount), or any premium payable with respect thereto, or reduce the amount of the Principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 6.02 or the amount thereof provable in bankruptcy, or change any place of payment where, or the currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor; (ii) reduce the percentage in principal amount of outstanding Securities of the relevant series the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of this Indenture or certain Defaults and their consequences provided for in this Indenture; (iii) waive a Default in the payment of Principal of or interest on any Security of such Holder; or (iv) modify any of the provisions of
Section 9.02 of the Indenture, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

            It is also provided in the Indenture that, subject to certain conditions, the Holders of at least a majority in aggregate principal amount of the outstanding Securities of all series affected (voting as a single class), by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Securities of such series and its consequences, except a Default in the payment of principal of or interest on any Security or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

            The Notes are issuable in registered form without coupons in denominations of $1,000 and any multiple of $1,000 and in book-entry form. The Notes may be represented by one or more Global Securities (each, a "Global Note") deposited with the Depositary and registered in the name of the nominee of the Depositary, with certain limited exceptions. So long as DTC or any successor Depositary or its nominee is the registered Holder of a Global Note, DTC, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Notes



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



represented by such Global Note for all purposes under the Indenture and the Notes. Beneficial interest in the Notes will be evidenced only by, and transfer thereof will be effected only through, records maintained by DTC and its participants. Except as provided below, an owner of a beneficial interest in a Global Note will not be entitled to have Notes represented by such Global Note registered in such owner's name, will not receive or be entitled to receive physical delivery of the Notes in certificated form and will not be considered the owner or Holder thereof under the Indenture.

            No Global Note may be transferred except as a whole by the Depositary to a nominee of the Depositary. Global Notes are exchangeable for certificated Notes only if (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Notes or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Issuer fails within 90 days thereafter to appoint a successor, (y) the Issuer in its sole discretion determines that such Global Notes shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default or an event which with the giving of notice or lapse of time or both would constitute an Event of Default with respect to the Notes represented by such Global Notes. In such event, the Issuer will issue Notes in certificated form in exchange for such Global Notes. In any such instance, an owner of a beneficial interest in the Global Notes will be entitled to physical delivery in certificated form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

            The Notes may be redeemed at the option of the Issuer as a whole, or part, at anytime prior to maturity, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders of Notes at their last registered addresses, all as further provided in the Indenture, at a redemption price equal to the greater of (i) 100% of their principal amount or (ii) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date, on a semi-annual basis assuming a 360-day year consisting of twelve 30-day months at the Adjusted Treasury Rate plus 25 basis points, together with all accrued but unpaid interest, if any, to the date of redemption in either case.

            No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability



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


being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

            Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.




                                       15